UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2007

ELKCORP

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5341	75-1217920

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

14911 Quorum Drive, Suite 600, Dallas, Texas		75254-1491

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(972) 851-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

                     On January 30, 2007, the Company issued a press release announcing that it had received an irrevocable, binding offer (the “Offer Letter”) from Building Materials Corporation of America (“BMCA”) and certain of its affiliates to acquire all of the outstanding common stock of ElkCorp at a price of $43.50 per share, that ElkCorp has determined that BMCA’s offer, which was negotiated between the parties, is a “Superior Proposal” within the meaning of ElkCorp’s current agreement with affiliates of The Carlyle Group (“Carlyle”), and that accordingly, ElkCorp yesterday issued to Carlyle a notice of ElkCorp’s intention to terminate the merger agreement between ElkCorp and Carlyle.

                     On January 30, 2007, Mr. Thomas D. Karol, the Company’s Chairman and CEO, sent a letter to ElkCorp employees notifying them of the foregoing.

                     The foregoing descriptions are qualified in their entirety by the full text of the press release, letter to employees and Offer Letter, which are included herein as exhibits 99.1, 99.2 and 99.3, respectively, and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See the Index of Exhibits attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELKCORP

By:	/s/ David G. Sisler
Name: David G. Sisler
Title: Senior Vice President, General Counsel
and Secretary

Date: January 30, 2007

INDEX OF EXHIBITS

Number	Exhibit

99.1	Press Release, dated January 30, 2007
99.2	Letter, dated January 30, 2007, to ElkCorp employees
99.3	Offer Letter, dated January 29, 2007, from BMCA Acquisition Inc., BMCA Acquisition Sub Inc.
and Building Materials Corporation of America, to the Special Committee of the Board of Directors
of ElkCorp (incorporated by reference to Exhibit (a)(1)(U) to Amendment No. 2 to Schedule TO of
BMCA Acquisition, Inc. and BMCA Acquisition Sub, Inc. filed with the Securities Exchange
Commission on January 30, 2007)